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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into Level 8 Systems, Inc.'s Registration Statement on Form S-3 (File number 333-84681) of our report, dated December 31, 1998, which appears in Seer Technologies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Washington, D.C.
November 4, 1999


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